THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202

                                                    FOR IMMEDIATE RELEASE


       PROCTER & GAMBLE BEATS EARNINGS EXPECTATIONS FOR QUARTER - RAISES
                            OUTLOOK FOR FISCAL YEAR
       -----------------------------------------------------------------

                 Will Host Meeting With Investment Analysts On
                    January 28 At 7:00 A.m. in New York City
                 ---------------------------------------------

     CINCINNATI, Jan. 27, 2005 - The Procter & Gamble Company (NYSE:PG) announced it sustained strong sales and earnings growth momentum in the October
- December quarter. Sales increased nine percent and earnings per share increased 14 percent, despite a challenging cost and competitive environment. Earnings per share of $0.74 exceeded analysts' consensus estimate by $0.02. The company also announced it will host a meeting with investment analysts on Jan. 28, 2005 at 7:00 a.m. ET in New York City.

Executive Summary
-----------------

o Unit volume grew seven percent. Organic volume, which excludes acquisitions and divestitures, increased eight percent. Each geographic region and all business units posted volume growth of mid-single digits or greater, with developing markets up in the high-teens.

o The company posted sales and earnings growth ahead of its long-term targets. Net sales increased nine percent to $14.45 billion. Organic sales, which exclude the impacts of acquisitions and divestitures and foreign exchange, increased seven percent.

o Net earnings increased 12 percent to $2.04 billion despite higher commodity costs, a challenging competitive environment and base period comparison that included an early and severe cough/cold season. Diluted net earnings per share increased 14 percent to $0.74.

     "We continue to see strong top line growth across all of our businesses behind consumer meaningful innovations and the strength of our brand and geographic portfolio," said Chairman of the Board, President and Chief Executive
A. G. Lafley. "The steps we've been taking to offset the impacts of higher material costs and the continued strength of our innovation pipeline give us confidence to raise the earnings outlook for the remainder of the fiscal year."


QUARTERLY DISCUSSION
--------------------

     Unit volume increased seven percent. Organic volume increased eight percent, which excludes the impact of acquisitions and divestitures - primarily the sale of the juice business. Growth was broad-based - all geographic regions and businesses delivered volume growth of mid-single digits or greater, led by developing market growth in the high-teens and 10 percent growth in fabric and home care.

     Net sales increased nine percent to $14.45 billion, including a three percent benefit from foreign exchange. Organic sales increased seven percent, well above the company's long term target of three to five percent. Strong growth in developing markets resulted in a negative mix impact of one percent on sales. Pricing did not have an impact on sales growth. Prior quarter price reductions, primarily in Western Europe to address the growth of hard discounters, were offset by price increases to recover higher commodity costs in family care, health care and several fabric care markets.

     Net earnings increased 12 percent to $2.04 billion against a strong base period comparison that included the benefit of an early cough/cold season in North America. Earnings growth in the quarter was driven primarily by volume, cost reduction programs and pricing adjustments, which partially recovered higher commodity costs. Earnings were reduced by commodity price increases as well as marketing investments in support of initiatives such as Febreze Air Effects(R), Febreze Scent Stories(R), Olay Moisturinse(R), Tide With a Touch of Downy(R) and the expansion of Lenor(R) and Herbal Essences(R) in Japan.

     Diluted net earnings per share increased 14 percent to $0.74 against a very strong base period.


KEY FINANCIAL HIGHLIGHTS
------------------------

o Gross margin increased 30 basis points versus the prior year period. The benefits of volume growth and cost reduction programs were partially offset by higher commodity costs. Additionally, gross margin was negatively impacted by strong developing market growth and product mix. The base period included a higher percentage of sales in the health care business, which has a higher gross margin than the company average.

o Selling, general and administrative expenses (SG&A) as a percentage of net sales decreased 20 basis points. The improvement reflects the scale benefits of strong top line growth partly offset by continued marketing investments in product initiatives and the base business.

o The company's operating cash flow for the quarter was $2.06 billion compared to $2.36 billion in the comparable prior year period. Higher net earnings were offset by increases in working capital, primarily inventory. Inventory levels increased in support of upcoming product initiatives, including Tide Coldwater(R), Mr. Clean Magic Reach(R), Pantene Color Expressions(R) and the Kandoo(R) toddler care launch in North America, and a number of businesses coming off product allocation, such as Tampax Pearl(R) and several segments of the diaper business. Accounts payable, accrued and other liabilities also decreased operating cash flow versus the prior year due primarily to higher tax payments. Capital spending as a percent of sales was slightly greater than three percent, in line with year-ago and below the company's long-term target. Free cash flow, defined as operating cash flow less capital spending, was $1.56 billion. Free cash flow productivity was 77 percent for the quarter. The company remains confident it will deliver free cash flow productivity for the fiscal year at or above the long-term target of 90 percent.


BUSINESS SEGMENT DISCUSSION
---------------------------

     The following provides perspective on the company's October - December results by business segment.


BEAUTY CARE
-----------

o Beauty care delivered another quarter of strong top- and bottom-line growth. Unit volume increased nine percent. The Olay(R) brand delivered strong double-digit growth behind the continued success of Olay Regenerist(R), expansion to new geographies, and the launch of Olay Quench Hand & Body(R) lotion. Global retail hair care volume grew high-single digits led by the Pantene(R), Head & Shoulders(R), Herbal Essences(R), Rejoice(R) and Aussie(R) brands, which were all up double-digits. In Western Europe, shampoo shares are up more than a point to 28 percent - about a point ahead of the nearest competitor. In North America, volume was up modestly as strong growth of Head & Shoulders(R), Aussie(R) and Pantene(R) was partially offset by lower shipments for minor shampoo brands that have been de-emphasized. Feminine care delivered double-digit growth behind the continued strength of the Always(R)/Whisper(R), Naturella(R) and Tampax(R) brands. The Always(R) brand grew double-digits behind the new cotton-like topsheet upgrade and mid-tier entries in Latin America, Eastern Europe, China and South East Asia. Always(R) is now at record high value shares of 47 percent in the U.S. and 65 percent in the U.K. Naturella(R) brand volume nearly tripled versus the same quarter last year behind expansion into Central and Eastern Europe and continued growth in Latin America.

o Beauty care net sales increased 12 percent to $5.02 billion, including a positive foreign exchange impact of four percent. Strong growth in developing markets resulted in a negative mix impact of one percent on sales. Net earnings increased 24 percent to $814 million. Earnings growth was driven by higher volume, cost reduction programs, the impact of the domination agreement with Wella and the company's increased ownership of the China operation. Net earnings were reduced by increased marketing investments for product initiatives, including Olay Moisturinse(R), Lacoste Touch of Pink(R), Pantene Pro-Health(R) and the expansion of Herbal Essences(R) in Japan.


HEALTH, BABY & FAMILY CARE
--------------------------

o Health care results were mixed. Unit volume increased six percent behind strong growth of Actonel(R), Prilosec OTC(R) and double-digit growth in developing markets, primarily in oral care. Global oral care volume was up low single digits versus a strong base period that included pipeline shipments in support of the launch of Crest Whitestrips Premium(R). Crest(R) dentifrice past three month U.S. all outlet value share was over 33 percent, up more than a point versus the prior quarter. Crest volume was up more than 30 percent in developing markets, with Greater China up over 50 percent. In Russia, toothpaste share continues to grow rapidly and is now over 24 percent, up nearly eight points compared to the prior year.

o Health care net sales increased seven percent to $2.04 billion, including a positive foreign exchange impact of two percent. Pricing added one percent to sales, while product mix reduced sales by two percent due to the shift of Macrobid(R) branded sales to generic sales and strong developing market growth. As anticipated, net earnings decreased four percent to $313 million against a very strong base period where earnings grew 32 percent. The base period included strong growth of Vicks(R) due to the early cough/cold season in North America, as well as the launch of Crest Whitestrips Premium(R). Additionally, earnings for the quarter were negatively impacted by an increase in the royalty expense rate for Prilosec OTC(R), higher commodity prices and one-time costs associated with the Intrinsa(R) program.

o Baby and family care delivered very strong results for the quarter. Unit volume increased six percent, driven primarily by strength in baby care in North America and developing markets. U.S. Pampers(R) diaper past three months all outlet value share was over 27 percent, up about a point versus year-ago behind the continued leveraging of the Baby Stages of Development(R) line and "Feel `n Learn"(R) training pants. Western Europe Pampers diaper share is now over 54 percent, up nearly two points versus year-ago. This growth has been driven by ongoing product innovations on both the Baby Dry(R) and the premium Baby Stages of Development(R) line. The company recently expanded into personal toddler care in North America, building on its success in Western Europe with Kandoo Toddler Care Wipes and Handsoap(R). Family care volume continued its momentum in North America behind the recent Bounty(R) and Charmin(R) initiatives. U.S. all outlet value share for Bounty(R) is 43 percent, up nearly two points.

o Baby and family care net sales increased 11 percent to $2.98 billion, including a positive foreign exchange impact of three percent. Pricing had a one percent positive impact on sales growth, primarily behind the recent price increase in North America family care. Net earnings grew 28 percent to $360 million. Earnings improved behind volume growth, pricing in North America family care and cost savings, partly offset by higher commodity costs. Also, price increases for diapers have recently been announced in select markets in Latin America and Central and Eastern Europe to offset higher commodity costs.


HOUSEHOLD CARE
--------------

o Fabric and home care delivered strong top line growth behind the expansion of its brand and geographic portfolio, as well as continued investments in product initiatives. Unit volume increased 10 percent, including a two percent impact from acquisitions. Fabric care grew volume double-digits for the quarter behind high-teens growth in developing markets and the continued success of Lenor(R) in North East Asia and Downy Simple Pleasures(R) in North America. Western Europe fabric care grew volume double-digits behind the continued growth of Ariel(R), packaging improvements on fabric enhancers and the acquisition of the Gamma(R) and Axion(R) brands. Home care volume also increased double-digits led by Mr. Clean(R), Swiffer(R) and Febreze(R). Febreze Air Effects(R) has quickly captured a 10 percent share of the air freshening sprays market, and the brand now has a 16 percent share of the air care market.

o Fabric and home care net sales increased 11 percent to $3.78 billion, including a foreign exchange benefit of three percent. Sales growth includes a negative mix impact of two percent from faster growth in developing markets and mid-tier products, including Gain(R) in North America. Net earnings of $566 million were essentially flat versus the prior year. The benefits of volume growth were more than offset by commodity cost increases and marketing expenses to support initiatives, as well as costs incurred to optimize the North America supply chain. The company recently announced price increases in the laundry category, including the Gain(R) and Era(R) brands in the U.S., to partially offset the impact of higher commodity costs. Earnings growth for the second half of the fiscal year is expected to increase only modestly versus the prior year. Margin pressure is expected to continue due to high commodity costs and the company's plans to continue investing to drive top line growth, including in major markets like China and Russia.

o Snacks and coffee volume was up five percent. Folgers(R) past three-month all outlet value share was over 33 percent, up almost two points versus year-ago. Pringles(R) past three-month all outlet value share was 14 percent, up modestly versus last year. Snacks and coffee net sales increased five percent to $846 million including a two percent gain from foreign exchange, which was offset by the impact of pricing. Net earnings were $124 million, a four percent decrease. The coffee category continues to experience higher commodity costs. As a consequence, the company recently announced a 14 percent price increase for Folgers(R) coffee intended to recover the impact of higher commodity prices, and expectations are for strong earnings for snacks and coffee in the second half of the year. Marketing investments increased in support of the launch of Home Cafe(R).


JANUARY - MARCH QUARTER AND FISCAL YEAR GUIDANCE
------------------------------------------------

     For the January - March quarter, net sales growth is expected to be in the high-single digits. Foreign exchange is expected to contribute about two percent to sales growth and be partly offset by the negative mix impact from continued strong developing market growth. Diluted net earnings per share for the quarter are expected to be in the range of $0.60 to $0.62.

     Net sales for fiscal year 2005 are also expected to grow by high-single digits. Foreign exchange is expected to add about two percent to sales growth. This is expected to be partially offset by the negative mix effect from strong growth in developing markets, where the average unit sales price is lower than the balance of the company. Diluted net earnings per share for the fiscal year are expected to be in the range of $2.61 to $2.64, an increase of $0.03 versus prior guidance. This represents growth of 13 percent to 14 percent versus the prior year despite a challenging cost and competitive environment.

MEETING WITH INVESTMENT ANALYSTS AND MEDIA
------------------------------------------

     Procter & Gamble will host a meeting for investment analysts and the media on Friday, Jan. 28, 2005 at 7:00 a.m. ET in New York City. A.G. Lafley, chairman of the board, president and chief executive, and Clayton C. Daley, Jr., chief financial officer, will discuss second quarter 2004/05 results and make other announcements that impact the company. The meeting will be held at The Millennium Broadway Hotel New York, 145 West 44th Street.

     A live webcast of the presentation will begin at 7:00 a.m. ET. Media and investors may access the live audio at http://www.pg.com/investing.


FORWARD-LOOKING STATEMENTS
--------------------------

     All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including the Domination and Profit Transfer Agreement with Wella); (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the success of the company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage increases in the prices of raw materials used to make the company's products;
(10) the ability to stay close to consumers in an era of increased media fragmentation; and (11) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.


ABOUT P&G
---------

     Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R), Clairol Nice `n Easy(R), Head & Shoulders(R) and Wella(R). The P&G community consists of about 110,000 employees working in almost 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

                                     # # #

P&G MEDIA CONTACT:
In the US: 1-866-PROCTER or 1-866-776-2837
International: +1-513-945-9087

P&G INVESTOR RELATIONS CONTACT:
Thomas Tippl: +513-983-2414

                          THE PROCTER & GAMBLE COMPANY
                                NON-GAAP MEASURES

     In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

     Organic sales growth is a non-GAAP measure of reported sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. The company believes this provides investors with a more complete understanding of underlying results and trends of the base businesses by providing sales on a consistent basis. The reconciliation of reported sales growth to organic sales growth:

           Total Sales Growth                           9%
           Less:  Foreign Exchange Impact               3%
           Less:  Acquisitions/Divestitures            -1%
           -----------------------------------------------
           Organic Sales Growth                         7%


                                 OTHER MEASURES

     The company also reports free cash flow. Free cash flow is defined as operating cash flow less capital spending. The company views free cash flow as an important indicator of the cash available for dividends and discretionary investment. Free cash flow is also one of the measures used to evaluate management and is a factor in determining at-risk compensation levels. Free cash flow productivity is defined as the ratio of free cash flow to net earnings, and is another measure used to evaluate management's performance. The company's target for free cash flow productivity is 90 percent. The reconciliation of free cash flow and free cash flow productivity is provided below:


              Operating    Capital       Free         Net          Free Cash
($MM)         Cash Flow    Spending    Cash Flow    Earnings   Flow Productivity
--------------------------------------------------------------------------------
Jul - Sep'03    1,606        364         1,242        1,761           71%
Oct - Dec'03    2,355        446         1,909        1,818          105%
Jan - Mar'04    2,978        521         2,457        1,528          161%
Apr - Jun'04    2,423        693         1,730        1,374          126%
--------------------------------------------------------------------------------
Jul - Jun'04    9,362      2,024         7,338        6,481          113%

Jul - Sep'04    1,918        413         1,505        2,001           75%
Oct - Dec'04    2,061        498         1,563        2,039           77%
--------------------------------------------------------------------------------
Jul - Dec'04    3,979        911         3,068        4,040           76%

                                            THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                            (Amounts in Millions Except Per Share Amounts)
                                                  Consolidated Earnings Information

                                                           OND QUARTER                                       FYTD
                                              ----------------------------------------    ------------------------------------------
                                                  OND 04       OND 03          % CHG        12/31/2004     12/31/2003        % CHG
                                              -----------  -----------    ------------    -------------  -------------  ------------
NET SALES                                       $ 14,452     $ 13,221             9 %        $  28,196      $  25,416         11 %
 COST OF PRODUCTS SOLD                             6,871        6,324             9 %           13,482         12,203         10 %
                                              -----------  -----------                    -------------  -------------
GROSS MARGIN                                       7,581        6,897            10 %           14,714         13,213         11 %
 SELLING, GENERAL & ADMINISTRATIVE EXPENSE         4,511        4,155             9 %            8,774          7,828         12 %
                                              -----------  -----------                    -------------  -------------
OPERATING INCOME                                   3,070        2,742            12 %            5,940          5,385         10 %
 TOTAL INTEREST EXPENSE                              200          149                              381            290
 OTHER NON-OPERATING INCOME, NET                      55           29                              237             69
                                              -----------  -----------                    -------------  -------------
EARNINGS BEFORE INCOME TAXES                       2,925        2,622            12 %            5,796          5,164         12 %
 INCOME TAXES                                        886          804                            1,756          1,585

NET EARNINGS                                       2,039        1,818            12 %            4,040          3,579         13 %
                                              ===========  ===========                    =============  =============
EFFECTIVE TAX RATE                                30.3 %       30.7 %                           30.3 %         30.7 %


PER COMMON SHARE:
 BASIC NET EARNINGS                             $   0.79     $   0.69           14 %         $   1.57       $   1.36          15 %
 DILUTED NET EARNINGS                           $   0.74     $   0.65           14 %         $   1.47       $   1.28          15 %
 DIVIDENDS                                      $   0.25     $   0.23                        $   0.50       $   0.46
AVERAGE DILUTED SHARES OUTSTANDING               2,741.0      2,800.9                         2,748.5        2,799.2



COMPARISONS AS A % OF NET SALES                                       Basis Pt Chg                               Basis Pt Chg
 COST OF PRODUCTS SOLD                            47.5 %       47.8 %                          47.8 %         48.0 %
 GROSS MARGIN                                     52.5 %       52.2 %           30             52.2 %         52.0 %       20
 SELLING, GENERAL & ADMINISTRATIVE EXPENSE        31.2 %       31.4 %          (20)            31.1 %         30.8 %       30
 OPERATING MARGIN                                 21.2 %       20.7 %           50             21.1 %         21.2 %      (10)
 EARNINGS BEFORE INCOME TAXES                     20.2 %       19.8 %                          20.6 %         20.3 %
 NET EARNINGS                                     14.1 %       13.8 %           30             14.3 %         14.1 %       20

                               THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                               (Amounts in Millions Except Per Share Amounts)
                                     Consolidated Earnings Information

                                        ---------------------------------------------------------------------
                                                        Three Months Ended December 31, 2004
                                        ---------------------------------------------------------------------
                                                    % Change      Earnings  % Change                % Change
                                                      Versus        Before    Versus        Net       Versus
                                         Net Sales  Year Ago  Income Taxes  Year Ago   Earnings     Year Ago
                                        ---------------------------------------------------------------------

BEAUTY CARE                              $   5,022      12%    $   1,166      15%      $    814        24%

     HEALTH CARE                             2,043       7%          472      -3%           313        -4%
     BABY AND FAMILY CARE                    2,978      11%          577      29%           360        28%
                                        ---------------------------------------------------------------------
HEALTH, BABY & FAMILY CARE                   5,021      10%        1,049      12%           673        11%

     FABRIC AND HOME CARE                    3,784      11%          836      -1%           566         0%
     SNACKS AND COFFEE                         846       5%          190      -3%           124        -4%
                                        ---------------------------------------------------------------------
HOUSEHOLD CARE                               4,630      10%        1,026      -1%           690        -1%

TOTAL BUSINESS SEGMENT                      14,673      10%        3,241       9%         2,177        11%
CORPORATE                                     (221)     N/A         (316)     N/A          (138)       N/A
                                        ---------------------------------------------------------------------
TOTAL COMPANY                               14,452       9%        2,925      12%         2,039        12%


                                        ---------------------------------------------------------------------
                                                         Six Months Ended December 31, 2004
                                        ---------------------------------------------------------------------
                                                    % Change      Earnings  % Change                % Change
                                                      Versus        Before    Versus        Net       Versus
                                         Net Sales  Year Ago  Income Taxes  Year Ago   Earnings     Year Ago
                                        ---------------------------------------------------------------------

BEAUTY CARE                              $   9,677      17%    $   2,174      14%      $ 1,506         20%

     HEALTH CARE                             3,887       7%          847      -4%          568         -4%
     BABY AND FAMILY CARE                    5,828      10%        1,093      19%          680         18%
                                        ---------------------------------------------------------------------
HEALTH, BABY & FAMILY CARE                   9,715       9%        1,940       8%        1,248          7%

     FABRIC AND HOME CARE                    7,594      12%        1,733       3%        1,166          3%
     SNACKS AND BEVERAGES                    1,586       3%          316      -7%          207         -8%
                                        ---------------------------------------------------------------------
HOUSEHOLD CARE                               9,180      10%        2,049       2%        1,373          2%

TOTAL BUSINESS SEGMENT                      28,572      12%        6,163       8%        4,127          9%
CORPORATE                                     (376)     N/A         (367)     N/A          (87)        N/A
                                        ---------------------------------------------------------------------
TOTAL COMPANY                               28,196      11%        5,796      12%        4,040         13%


                                                THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                   OCTOBER - DECEMBER NET SALES INFORMATION
                                                        (Percent Change vs. Year Ago) *

                                    Volume          Volume
                                      With         Without
                              Acquisitions/   Acquisitions/                                Total   Total Impact
                               Divestiture    Divestitures      FX    Price   Mix/Other   Impact          Ex-FX
                             -----------------------------------------------------------------------------------
BEAUTY CARE                         9%              9%          4%      0%       -1%        12%            8%

HEALTH CARE                         6%              5%          2%      1%       -2%         7%            5%
BABY AND FAMILY CARE                6%              6%          3%      1%        1%        11%            8%

FABRIC AND HOME CARE               10%              8%          3%      0%       -2%        11%            8%
SNACKS AND COFFEE                   5%              5%          2%     -2%        0%         5%            3%

TOTAL COMPANY                       7%              8%          3%      0%       -1%         9%            6%


* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.

                        THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                    (Amounts in Millions)
                             Consolidated Cash Flows Information

                                                          -------------------------------------
                                                              Six Months Ended December 31
                                                          -------------------------------------
                                                                      2004                2003
                                                          -----------------     ---------------
BEGINNING CASH                                                       5,469               5,912

OPERATING ACTIVITIES
    NET EARNINGS                                                     4,040               3,579
    DEPRECIATION AND AMORTIZATION                                      928                 857
    DEFERRED INCOME TAXES                                              378                 233
    CHANGES IN:
        ACCOUNTS RECEIVABLE                                           (387)               (452)
        INVENTORIES                                                   (582)                (74)
        ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES               (518)               (183)
        OTHER OPERATING ASSETS & LIABILITIES                          (171)               (144)
    OTHER                                                              291                 145
                                                          -----------------     ---------------

  TOTAL OPERATING ACTIVITIES                                         3,979               3,961
                                                          -----------------     ---------------

INVESTING ACTIVITIES
    CAPITAL EXPENDITURES                                              (911)               (810)
    PROCEEDS FROM ASSET SALES                                          367                 124
    ACQUISITIONS, NET OF CASH ACQUIRED                                (351)             (5,358)
    CHANGE IN INVESTMENT SECURITIES                                    (73)                (69)
                                                          -----------------     ---------------

  TOTAL INVESTING ACTIVITIES                                          (968)             (6,113)
                                                          -----------------     ---------------

FINANCING ACTIVITIES
    DIVIDENDS TO SHAREHOLDERS                                       (1,335)             (1,245)
    CHANGE IN SHORT-TERM DEBT                                           50               2,791
    ADDITIONS TO LONG TERM DEBT                                      3,041               1,405
    REDUCTION OF LONG TERM DEBT                                     (1,565)               (993)
    PROCEEDS FROM THE EXERCISE OF STOCK OPTIONS AND OTHER              201                 233
    TREASURY PURCHASES                                              (1,633)             (1,046)
                                                          -----------------     ---------------

  TOTAL FINANCING ACTIVITIES                                        (1,241)              1,145
                                                          -----------------     ---------------

EXCHANGE EFFECT ON CASH                                                437                  38
                                                          -----------------     ---------------

CHANGE IN CASH AND CASH EQUIVALENTS                                  2,207                (969)
                                                          -----------------     ---------------

ENDING CASH                                                          7,676               4,943
                                                          =================     ===============




                        THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                    (Amounts in Millions)
                             Consolidated Balance Sheet Information


                                                          December 31, 2004        June 30, 2004
                                                         ---------------------------------------

CASH AND CASH EQUIVALENTS                                          $ 7,676             $ 5,469
INVESTMENTS SECURITIES                                                 494                 423
ACCOUNTS RECEIVABLE                                                  4,689               4,062
TOTAL INVENTORIES                                                    5,176               4,400
OTHER                                                                2,961               2,761
                                                          -----------------     ---------------
TOTAL CURRENT ASSETS                                                20,996              17,115

NET PROPERTY, PLANT AND EQUIPMENT                                   14,502              14,108
NET GOODWILL AND OTHER INTANGIBLE ASSETS                            25,306              23,900
OTHER NON-CURRENT ASSETS                                             2,228               1,925
                                                          -----------------     ---------------

TOTAL ASSETS                                                      $ 63,032            $ 57,048
                                                          =================     ===============


ACCOUNTS PAYABLE                                                   $ 3,264             $ 3,617
ACCRUED AND OTHER LIABILITIES                                        8,083               7,689
TAXES PAYABLE                                                        2,695               2,554
DEBT DUE WITHIN ONE YEAR                                             9,861               8,287
                                                          -----------------     ---------------
TOTAL CURRENT LIABILITIES                                           23,903              22,147

LONG-TERM DEBT                                                      13,385              12,554
OTHER                                                                5,860               5,069
                                                          -----------------     ---------------
TOTAL LIABILITIES                                                   43,148              39,770
                                                          -----------------     ---------------

                                                          -----------------     ---------------
TOTAL SHAREHOLDERS' EQUITY                                          19,884              17,278
                                                          -----------------     ---------------

                                                          -----------------     ---------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                          $ 63,032            $ 57,048
                                                          =================     ===============